Exhibit 99.1

Repare Announces Completion of Acquisition by XenoTherapeutics, Inc.

CAMBRIDGE, Mass. & MONTREAL (BUSINESS WIRE) – January 28, 2026 – Repare Therapeutics Inc. (“Repare” or the “Company”) announced today the completion of the previously announced acquisition of all of the issued and outstanding common shares of the Company (the “Common Shares” and the holders of the Common Shares, the “Shareholders”) by XenoTherapeutics, Inc. and Xeno Acquisition Corp. (jointly “Xeno”) a non-profit biotechnology company, by way of a statutory plan of arrangement (the “Transaction” or the “Arrangement”). The Arrangement was approved by the Shareholders at a special meeting held on January 16, 2026, and a final order approving the Arrangement was issued by the Superior Court of Québec (Commercial Division) on January 23, 2026.

In accordance with the terms of the Arrangement, the Shareholders received a cash payment of approximately US$2.20 per Common Share that was determined based upon the Company’s cash balance immediately prior to the closing of the Transaction after deducting certain transaction costs, the aggregate amount of outstanding liabilities, and a transaction fee to Xeno. In addition, each Shareholder received one non-transferable contingent value right (“CVR”) for each Common Share which represents the right to receive a pro rata portion of potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the contingent value rights agreement dated January 28, 2026 among Xeno, Broadridge Corporate Issuer Solutions, LLC (“Broadridge”), in its capacity as rights agent, and WT Representative LLC, solely in its capacity as the initial representative, agent and attorney in-fact of the CVR holders.

Consideration for the Common Shares has been remitted by or on behalf of Xeno to Broadridge, in its capacity as depositary under the Arrangement, and will be paid to former Shareholders of the Company as soon as reasonably practicable after the date hereof (or, in the case of registered Shareholders, as soon as reasonably practicable after a properly completed and signed letter of transmittal is received by the depositary together with the share certificate(s) and/or DRS Advice(s) representing Common Shares formerly held by them).

As a result of the completion of the Arrangement, it is expected that the Common Shares will cease trading on the Nasdaq Global Select Market on or about January 28, 2026, and the Company will subsequently file a Form 15 with the SEC requesting suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company will also deregister the Common Shares under the Exchange Act. The Company has applied to cease to be a reporting issuer in Québec pursuant to the securities legislation of Québec.

Further details regarding the Arrangement are provided in the definitive proxy statement on Schedule 14A in respect of the Transaction (the “Proxy Statement”), which is available on the Company’s profile on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

About Repare Therapeutics Inc.

Repare Therapeutics is a clinical-stage precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. Repare Therapeutics has developed highly targeted cancer therapies focused on genomic instability, including DNA damage repair. The Company’s clinical-stage pipeline includes RP-3467, a Phase 1 Polq ATPase inhibitor; and RP-1664, a Phase 1 PLK4 inhibitor.

About XenoTherapeutics, Inc.

XenoTherapeutics, Inc. is a Massachusetts-based 501(c)(3) research foundation focused on advancing xenotransplantation through scientific research, clinical development, and public education. For more information, please visit www.xenotx.org.

Forward Looking Statements

This news release contains certain information which, as presented, constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable securities laws in Canada. All statements in this news release other than statements of historical facts are forward-looking statements and forward-looking information. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this news release include, but are not limited to, statements regarding the delisting of the Common Shares from the Nasdaq Global Select Market, the Company ceasing to be a reporting issuer under applicable Québec securities laws and the deregistration of the Common Shares under the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this news release. Each of these forward-looking statements involves risks and uncertainties, many of which are outside of the control of Repare, that could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including, but not limited to those related to: (i) the possibility that the Common Shares will not be delisted from the Nasdaq Global Select Market within the timing currently contemplated, that the Common Shares may not be delisted at all, due to failure to satisfy, in a timely manner or otherwise, conditions necessary for the delisting of the Common Shares or for other reasons, and that the Company’s application to cease to be a reporting issuer under applicable Québec securities laws may not be accepted or may be delayed; and (ii) the risks and uncertainties that are described in the Proxy Statement, which is available on the Company’s EDGAR and SEDAR+ profiles and as otherwise disclosed from time to time on the Company’s EDGAR and SEDAR+ profiles. While the list of factors presented here and in the Proxy Statement is considered representative, no such list should be considered a complete statement of all potential risks and uncertainties related to the Transaction.

Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this news release are identified in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”) and the Autorité des Marchés Financiers (Quebec) (“AMF”) on March 3, 2025, and in other filings made with the SEC and AMF from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Investor Relations & Media Contact:

Matthew DeYoung

Investor Relations and Media

Argot Partners

investor@reparerx.com